CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-3481) of Sirco International Corp. and in the related Prospectus, and in the Registration Statement (Form S-8 No. 33-3637) of our report dated February 17, 1995, with respect to the consolidated financial statements and schedule of Sirco International Corp. as of November 30, 1994 and for the years ended November 30, 1994 and 1993 included in this Annual Report (Form 10-K/A) for the year ended November 30, 1995.


                                                        /s/ERNST & YOUNG LLP
                                                           -----------------
                                                           ERNST & YOUNG LLP


New York, New York
September 16, 1996